SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             DECEMBER 22, 1997
                                                             -----------------


                           THE SPORTS AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

        1-13426                                          36-3511120
 ------------------------                  ------------------------------------
 (Commission File Number)                  (I.R.S. Employer Identification No.)

3383 NORTH STATE ROAD 7, FT. LAUDERDALE, FL                       33319
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 (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (954) 735-1701

                                      N.A.
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         On December 22, 1997, the Company entered into an Amended and Restated Credit Agreement (the "Agreement") with the financial institutions named therein, First Union National Bank, as administrative agent for such financial institutions, and Fleet National Bank, as co-agent. The Agreement amends and restates the Credit Agreement dated as of April 26, 1995 among the Company, the financial institutions named therein, First Union National Bank of Florida, and certain other parties (the "Prior Agreement"). Among other things, the Agreement extended the term of the Prior Agreement from April 27, 1998 to April 26, 1999 and, effective immediately, increased the aggregate amount of loan commitments thereunder from $100 million to $150 million.

         A copy of the Agreement, including Exhibit A and Schedule 1, is attached hereto as Exhibit 10.1.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE SPORTS AUTHORITY, INC.


Date:  December 29, 1997                   By:  /s/ ANTHONY F. CRUDELE
                                                -----------------------------
                                                Anthony F. Crudele
                                                Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial and
                                                  Accounting Officer)





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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
-------                    ------------------------

10.1         Amended and Restated Credit Agreement dated as of
             December 22, 1997 among the Company, the financial institutions named therein, First Union National Bank, as administrative agent for such financial institutions, and Fleet National Bank, as co-agent